UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2017

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

550 Bowie Street

Austin, Texas 78703

(Address of principal executive offices)

(512) 477-4455

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2017, Whole Foods Market, Inc. (the “Company”) adopted an amendment (the “Plan Amendment”) to the Whole Foods Executive Retention Plan and Non-Compete Arrangement (the “Plan”), which provides that, if a covered executive under the Plan becomes subject to the excise tax under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the payments and benefits payable to such covered executive will be reduced such that the excise tax does not apply, unless the covered executive would be better off on an after- tax basis receiving all such payments and benefits.

On July 5, 2017, the Company entered into a letter agreement (the “Manbeck Letter Agreement”) with Keith Manbeck, the Company’s Executive Vice President and Chief Financial Officer, which agreement provides that, if Mr. Manbeck becomes subject to the excise tax under Sections 280G and 4999 of the Code, the payments and benefits payable to him under his change of control offer letter with the Company will be reduced such that the excise tax does not apply, unless he would be better off on an after- tax basis receiving all such payments and benefits.

The foregoing description of the Plan Amendment and Manbeck Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment and Manbeck Letter Agreement, respectively, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

10.1        Amendment to the Whole Foods Executive Retention Plan and Non-Compete Arrangement.

10.2                        Letter Agreement, dated as of July 5, 2017, by and between Whole Foods Market, Inc. and Keith Manbeck.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: July 5, 2017	By:	/s/ Heather Stern
Heather Stern
General Counsel and Global Vice President of Legal Affairs